Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-276658) and Form S-1 (No. 333-280855) of Silo Pharma, Inc. of our report dated March 28, 2025, relating to the consolidated financial statements of Silo Pharma, Inc. as of and for the years ended December 31, 2024 and 2023 which appear in this Form 10-K.

/s/ Salberg & Company, P.A.

SALBERG & COMPANY, P.A.

Boca Raton, Florida

March 28, 2025